Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)    Registration Statement (Form S-8 No. 333-208615) pertaining to the 2015 Equity Incentive Plan of Hollysys Automation Technologies Ltd.,

(2)    Registration Statement (Form F-3 No. 333-208631) pertaining to the registration of 776,800 ordinary shares of Hollysys Automation Technologies Ltd. and

(3)    Registration Statement (Form F-3 No. 333-230768) pertaining to the registration of an indeterminate amount of ordinary shares of Hollysys Automation Technologies Ltd.

of our reports dated September 28, 2020, with respect to the consolidated financial statements of Hollysys Automation Technologies Ltd. and the effectiveness of internal control over financial reporting of Hollysys Automation Technologies Ltd. included in this Annual Report (Form 20-F) of Hollysys Automation Technologies Ltd. for the year ended June 30, 2020.

/s/ Ernst & Young Hua Ming LLP

Beijing, The People’s Republic of China

September 28, 2020